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                                               Second Floor Space


         FOURTH LEASE RENEWAL AND MODIFICATION AGREEMENT


     THIS FOURTH LEASE RENEWAL AND MODIFICATION AGREEMENT (the "Agreement") is made and entered into effective as of December 31, 2000 (the "Effective Date"), by and between JACKSONVILLE HOLDINGS, INC., a Florida corporation ("Landlord"), and LANEY & DUKE TERMINAL WAREHOUSE COMPANY, INC., a Florida corporation ("Tenant").

                      W I T N E S S E T H:

     WHEREAS, Jacksonville Center, Inc., a Florida corporation ("JCI"), and Tenant entered into that certain Warehouse Space Lease Agreement dated December 1, 1994 (the "Lease"), pursuant to which JCI leased to Tenant and Tenant leased from JCI certain Leased Premises (herein so called) consisting of approximately 198,144 square feet of space designated as Sections 2.6 and 2.8 located on the second floor of the building (the "Building") included in the facility known as One Imeson Center (the "Property"), located at One Imeson Park Boulevard, Building 100, Jacksonville, Florida 32210;

     WHEREAS, the Lease was subsequently modified to include in the Leased Premises Sections 2.3, 2.4, 2.5 and 2.7 of the
Building;

     WHEREAS, the Lease was further modified (i) pursuant to the terms of that certain Lease Renewal and Modification Agreement dated January 1, 1996, by and between JCI and Tenant (the "1996 Lease Amendment"), and (ii) pursuant to which the terms of that certain Amendment to Lease dated January 1, 1997, by and between JCI and Tenant (the "January, 1997 Lease Amendment");

     WHEREAS, the 1996 Lease Amendment provided that during the period commencing January 1, 1996 and terminating December 31, 1996, Tenant had the right to lease the entirety of either or both of Sections 2.1 and 2.8 of the Building (the "Additional Space") under the terms and conditions set forth therein, and Tenant exercised its right (i) to Section 2.8 on January 15, 1996, and occupied Section 2.8 from that date through December 31, 1996, and (ii) to Section 2.1 on March 1, 1996, and occupied
Section 2.1 from that date through December 31, 1996;

     WHEREAS, on October 1, 1996, Tenant exercised its three (3) year renewal option for the Leased Premises, as provided in
Section 2.2 of the Lease, as modified by the 1996 Lease Amendment, and as a result of Tenant's exercise of such option right, the term of the Lease was extended through December 31, 2000;

     WHEREAS,  pursuant to the terms of the January,  1997  Lease
Amendment, JCI terminated the Lease as to Section 2.8 in the Building only, effective as of March 31, 1997;

     WHEREAS, the Lease was further modified and amended by that certain Amendment to Lease dated effective as of March 1, 1997, to include in the Leased Premises Section 2.1 of the Building;

       WHEREAS, Landlord is JCI's successor-in-title to the Building and the Property and has succeeded to the interests of JCI as landlord under the Lease;

     WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to further modify and amend certain of the terms and provisions of the Lease, all as herein provided;

     NOW,  THEREFORE,  for  and in consideration  of  the  mutual
covenants   herein  set  forth  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into the text of this Agreement.

     2. Definitions. All capitalized terms in this Agreement shall have the same definitions as provided in the Lease except as may otherwise be provided herein

     3. Leased Premises. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right, upon sixty
(60) days' written notice to Tenant, to terminate the Lease as to
Section 2.6 in the Building only, and within sixty (60) days of receipt of such termination notice, Tenant shall vacate and surrender to Landlord Section 2.6 in accordance with Section 5.6
of  the  Lease.   In  the event of Landlord's  exercise  of  such
termination option as to Section 2.6 and Tenant's timely and proper vacation and surrender of Section 2.6 and payment of all Base Rent and all Additional Rent and other charges under the Lease applicable to Section 2.6 through the date of termination, Base Rent and all additional rent and other charges payable under the Lease shall be reduced proportionately based on the 99,446 square foot area of Section 2.6.

     4. Extension of Base Term. The base term of the Lease as provided in Section 2.1 of the Lease, as previously extended, is hereby further extended for a period of twelve (12) months commencing on January 1, 2001, and ending on December 31, 2001 (the "Extended Base Term"), on the terms and conditions set forth in the Lease, as herein modified and amended.

     5. Base Rent. During the Extended Base Term Tenant hereby covenants and agrees to pay (i) Base Rent of $113,119.83 per month for each and every month during the Extended Base Term. Each such installment of Base Rent shall be payable in advance commencing on January 1, 2001, and continuing thereafter on the first day of each calendar month through and including December 1, 2001, in lawful United States currency, together with any and all sales or use taxes levied upon the use or occupancy of the Leased Premises, and (ii) any Additional Rent or other charges payable under the Lease, as herein modified and amended.

     6. No Option to Renew. Tenant acknowledges and agrees that it has no option or other right to renew or extend the term of the Lease beyond the Extended Base Term.

     7. Maintenance and Repair. Tenant hereby acknowledges that, to comply with its obligations under Sections 5.4 and 5.6 of the Lease, Tenant must cause certain repairs to be made to the Leased
Premises.   Without limiting the rights and remedies of  Landlord
in the event of Tenant's failure to make such repairs, Landlord shall notify Tenant of the date and time reasonably designated by Landlord during which Landlord shall inspect the Leased Premises as  it  exists  on the Effective Date to identify  all  items  of
damage   and/or   improper  maintenance  for  which   Tenant   is
responsible.  Tenant shall permit Landlord to inspect the  Leased
Premises  for  such  purposes,  and  upon  completion   of   such
inspection,  Landlord shall provide Tenant with  a  list  of  all
items  requiring  repair and/or replacement at that  time.   Upon
Landlord's  identification  of  such  items,  Landlord  shall  be authorized to make all listed repairs and/or replacements at Tenant's expense, using a reputable contractor selected by
Landlord.   As  such items are repaired and/or  replaced,  and/or
upon completion of such repairs and/or replacements, Landlord shall deliver to Tenant one or more invoices for the cost of such work, which cost shall be deemed to be Additional Rent under the Lease, and Tenant shall pay each and every invoice in full within fifteen (15) days of receipt. Landlord and Tenant shall also follow the foregoing procedure as to Section 2.6 in the Building in the event of Landlord's exercise of the termination option as provided in paragraph 3 above.

     Landlord shall notify Tenant of the date and time of a further joint inspection of the Leased Premises approximately ninety (90) days prior to the end of the Extended Base Term. Tenant shall permit Landlord to inspect the Leased Premises for such purposes, and upon completion of such inspection, Landlord shall provide Tenant with a list of all additional items requiring repair and/or replacement at that time. Upon
Landlord's identification of such items, Landlord shall obtain and deliver to Tenant an estimate from a reputable contractor selected by Landlord of the cost of the repairs and/or replacements necessary to address such items or otherwise arrange to accomplish such repairs and/or replacements in a manner satisfactory to Landlord and at Tenant's sole cost and expense. Within fifteen (15) days after receipt of such estimate or the completion of such arrangements, Tenant shall deposit with Broad and Cassel, as escrowee, one hundred twenty percent (120%) of the amount of such estimate and/or arrangements, and the escrowee shall be entitled to disburse to Landlord, upon receipt of invoices for items of such work, with the balance, if any, of the escrowed funds to be returned to Tenant upon completion of such work. Nothing in this paragraph 7 shall be deemed to relieve
Tenant of any of its duties and obligations under the Lease, including without limitation those set forth in Sections 5.4 and 5.6, and nothing in this paragraph 7 shall be deemed to limit Landlord's remedies in the event of Tenant's default under the Lease.

     8. Landlord's Obligations. Tenant hereby acknowledges and agrees that all of Landlord's obligations accruing as of the Effective Date of this Agreement have been fully and properly fulfilled, including without limitation those set forth in
Section 5.3 of the Lease.

     9. Landlord's Address. For purposes of Section 10.6 of the Lease, Landlord's address is hereby modified and amended as follows:

                         Jacksonville Holdings, Inc.
                         c/o Excal Enterprises, Inc.
                         100 North Tampa Street
                         Suite 3575
                         Tampa, Florida  33602

     10. No Further Amendment. Except as specifically set forth in this Agreement, the Lease shall remain unaltered and in full force and effect.

     IN  WITNESS WHEREOF, Landlord and Tenant have executed  this
Agreement as of the date set forth above.

Witnesses:                       LANDLORD:

                                 JACKSONVILLE HOLDINGS, INC., a
                                 Florida corporation


/S/ SHARON L. BRECHUE            By:  /S/ W. ARIS NEWTON
Print Name:   Sharon L. Brechue        Name: W. Aris Newton
                                       Title: President

Print Name:
                                 Date of Execution: 1/11/01


                                 TENANT:

                                 LANEY & DUKE TERMINAL WAREHOUSE
                                 COMPANY, INC., a Florida
                                 corporation

/S/ CONSTANCE H. OWENS           By:  /S/ THOMAS A. DUKE
Print Name: Constance H. Owens         Name: Thomas A. Duke
                                       Title: President
/S/ J. SHEA BULLARD
Print Name: J. Shea Bullard      Date of Execution:  12/19/00




                             CONSENT


      SARA LEE KNIT PRODUCTS, A DIVISION OF SARA LEE CORPORATION, a Delaware corporation, hereby consents to the foregoing Second
Lease Renewal and Modification Agreement and to the prior modifications of the Lease as therein described.


Witnesses:                       SARA   LEE   KNIT  PRODUCTS,   A
                                 DIVISION     OF     SARA     LEE
                                 CORPORATION,     a      Delaware
                                 corporation

/S/ RICHARD DISSOSWAY
Print Name: Richard Dissosway    By:  /S/ CLAUDE PRUITT
                                       Name: Claude Pruitt
/S/ JOHN HAIRE                         Title: V.P. Manufacturing
Print Name: John Haire